Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Cunningham Graphics International, Inc. of our report dated February 11, 1999 with respect to the consolidated financial statements of Roda Limited and Roda Print Concepts Limited (Predecessor) included in the Registration Statement on Form S-1 of Cunningham Graphics International, Inc., filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young Chartered Accountants

Ernst & Young Chartered Accountants
London, England
August 30, 1999